UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 29, 2005

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway
Hillsboro, Oregon  97124

(Address of principal executive offices, including zip code)

(503) 615-9000
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets

        On April 29, 2005, TriQuint Semiconductor, Inc. (“TriQuint”) completed the sale of its optoelectronic operations in Breinigsville, Pennsylvania, and Matamoros, Mexico, to CyOptics, Inc. (“CyOptics”) of Lehigh Valley, Pennsylvania. The sale was an asset sale including the products, manufacturing equipment, inventory, the Mexican entity, related intellectual property rights and other assets that constitute the operation that manufactures indium phosphide (“InP”) optical chips and components for the optical networking market. CyOptics plans to employ the vast majority of TriQuint’s approximately 100 employees in Pennsylvania and approximately 150 employees in Mexico. The terms of the sale were $13.5 million cash at closing, a promissory note for approximately $5.5 million (subject to adjustment based on the value of certain working capital accounts) and preferred stock representing approximately 10% of the voting shares of CyOptics. CyOptics also assumed certain liabilities associated with the optoelectronics operations. In connection with the sale, the Company is expected to incur approximately $0.5 million of facility clean-up and other costs, approximately $0.6 million of commissions and legal fees and approximately $0.6 million of severance and employee retention costs in the second quarter of 2005.

Separately, on March 7, 2005, TriQuint Optoelectronics, a wholly-owned subsidiary of TriQuint (“TriQuint Optoelectronics”), entered into a purchase and sale agreement (the “Agreement”) to sell to Anthem Partners, LLC the land and building and related facilities occupied by TriQuint Optoelectronics’ operations in Breinigsville, Pennsylvania (the “Facility Sale”). Pursuant to the Agreement, TriQuint Optoelectronics and Anthem have agreed to negotiate in good faith a lease for approximately 90,000 square feet of the 849,000 square foot facility for the optoelectronics operations. The lease term will be two years from the closing of the Facility Sale, with an option to renew. TriQuint Optoelectronics intends to assign the lease to CyOptics at the time of closing of the Facility Sale, with TriQuint Optoelectronics guaranteeing the base rent due under the initial two year term. The sale of the facility in Breinigsville, Pennsylvania to Anthem Partners LLC has not been completed. In the intervening period, TriQuint Optoelectronics will lease facility space in Breinigsville, Pennsylvania to CyOptics for its operations.

Item 2.05     Costs Associated with Exit or Disposal Activities

Item 2.01 is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(b)       Pro forma financial information

TriQuint will file financial information by amendment to this Current Report on Form 8-K as soon as possible, but in no event later than 15 business days after the date that this Current Report on Form 8-K was required to be filed initially.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ Raymond A. Link
Raymond A. Link Vice President, Finance and Administration, Chief Financial Officer and Secretary

Date:  May 3, 2005